151 Farmington Avenue
                                                     Hartford, CT 06156




April 11, 1997                                       Susan E. Bryant
                                                     Counsel
                                                     Law Division, RE4A
                                                     Investments & Financial
                                                     Services
                                                     (860) 273-7834
                                                     Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Aetna Variable Encore Fund) as an exhibit to this Post-Effective Amendment No. 42 on Form N-1A to Registration Statement (File Nos. 2-53038 and 811-2565).


Sincerely,


/s/ Susan E. Bryant
Susan E. Bryant
Counsel